AMENDMENT NO. 2 TO AMENDED AND RESTATED ADMINISTRATION AGREEMENT

THIS AMENDMENT TO THE AMENDED AND RESTATED ADMINISTRATION AGREEMENT (this “Amendment”), effective as of the 6 day of December, 2012 (the “Amendment Effective Date”) is entered into by and between Exchange Traded Concepts Trust (the “Trust”), and SEI Investments Global Funds Services (“Administrator”).

WHEREAS:

1.	As of November 10, 2011, the Trust and Administrator entered into an Amended and Restated Administration Agreement, as amended April 19, 2012 (the “Agreement”);

2.	Capitalized terms used in this Amendment but not defined in this Amendment shall have the meanings ascribed to them in the Agreement; and

3.	The parties hereto desire to further amend the Agreement on the terms and subject to the conditions provided herein.

NOW THEREFORE, for and in consideration of the promises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties agree as follows:

1.	Schedule I (List of Funds). Schedule I (List of Funds of the Agreement) is hereby deleted in its entirety and replaced as set forth in Schedule I attached hereto and made a part herewith.

2.	Ratification of Amendment. Except as expressly amended and provided herein, all of the terms and conditions and provisions of the Agreement shall continue in full force and effect.

3.	Counterparts. This Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto. This Amendment may be executed in any number of counterparts, each of which shall be an original against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

4.	Governing Law. This Amendment shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

EXCHANGE TRADED CONCEPTS TRUST

By: /s/ J. Garrett Stevens

Name: /s/ J. Garrett Stevens

Title: CEO

SEI INVESTMENTS GLOBAL FUNDS SERVICES

By: /s/ John Alshefski

Name: John Alshefski

Title: SVP

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SCHEDULE I

List of Funds

Yorkville High Income MLP ETF

Yorkville High Income Composite MLP ETF

Yorkville High Income Infrastructure MLP ETF

KraneShares Dow Jones Global Luxury Consumer ETF

KraneShares Dow Jones China Alternative Energy ETF

KraneShares CSI China Internet ETF

KraneShares CSI China Consumer Staples ETF

KraneShares CSI China Consumer Discretionary ETF

KraneShares CSI China Urbanization ETF

KraneShares CSI China Five Year Plan ETF

Sustainable North American Oil Sands ETF

Forensic Accounting ETF

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